Exhibit 99.1

Mylan N.V. Announces Pricing of Secondary Public Offering of a Portion of Abbott’s Ordinary Shares

POTTERS BAR, ENGLAND – March 31, 2015 – Mylan N.V. (NASDAQ: MYL) today announced the pricing of the underwritten public offering (the “Offering”) of 35,000,000 ordinary shares held by certain subsidiaries of Abbott Laboratories (“Abbott”), at $58.35 per share. Abbott has also granted the underwriters an option to purchase an additional 5,250,000 ordinary shares. The net proceeds from the Offering will be approximately $1.99 billion (or $2.29 billion if the option is exercised) after estimated underwriting discounts, commissions and offering expenses. Mylan will not sell any ordinary shares in the Offering and will not receive any of the proceeds from the Offering. The 35,000,000 ordinary shares being sold (or 40,250,000 ordinary shares if the underwriters’ option is exercised) represent 31.8% or (36.6% if the option is exercised) of the 110,000,000 ordinary shares currently owned by Abbott.

Morgan Stanley & Co. LLC and Goldman, Sachs & Co. are acting as joint book-running managers for the Offering. A shelf registration statement (including prospectus) relating to the ordinary shares to be sold in the Offering is effective with the Securities and Exchange Commission (the “SEC”). Before you invest, you should read the prospectus and any documents filed with the SEC for more complete information about the Company and this Offering. Copies of these documents are available for free on the SEC’s website at www.sec.gov. The Offering may be made only by means of a prospectus supplement and a prospectus. A copy of the prospectus supplement and the prospectus relating to the Offering can be obtained from: (i) Morgan Stanley & Co. LLC, 180 Varick Street, 2nd Floor, New York, NY 10014, Attention: Prospectus Department and (ii) Goldman, Sachs & Co., 200 West Street, New York, NY 10282, Attn: Prospectus Department, toll free at +1-866-471-2526 or at prospectus-ny@ny.email.gs.com.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of securities mentioned in this press release in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The Offering will only be made by means of the prospectus and the prospectus supplement.

Mylan N.V. is considered the successor to Mylan Inc. for certain purposes under the Securities Act of 1933 and the Securities Exchange Act of 1934.

Forward-Looking Statements

This press release contains “forward-looking statements.” These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include, without limitation, statements about the acquisition (the “Transaction”) by the Company of both Mylan Inc. and the non-U.S. developed markets specialty and branded generics business (the “Acquired Abbott Business”) of Abbott, benefits and synergies of the Transaction, future opportunities for the Company and its products, and any other statements regarding the Company’s statements about future opportunities for the Company and its products and any other statements regarding the Company’s future operations, anticipated business levels, future earnings, planned activities, anticipated growth, market opportunities, strategies, competition and other expectations and targets for future periods. These often may be identified by the use of words such as “will,” “may,” “could,” “should,” “would,” “project,” “believe,” “anticipate,” “expect,” “plan,” “estimate,” “forecast,” “potential,” “intend,” “continue,” “target” and variations of these words or comparable words. Because forward-looking statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the ability to meet expectations regarding the accounting and tax treatments of the Transaction; changes in relevant tax and other laws, including but not limited to changes in healthcare and pharmaceutical laws and regulations in the U.S. and abroad; the integration of the Acquired Abbott Business being more difficult, time-consuming, or costly than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients, or suppliers) being greater than expected following the Transaction; the retention of certain key employees of the Acquired Abbott Business being difficult; the possibility that the Company may be unable to achieve expected synergies and operating efficiencies in connection with the Transaction within the expected time-frames or at all and to successfully integrate the Acquired Abbott Business; expected or targeted future financial and operating performance and results; the capacity to bring new products to market, including but not limited to where the Company uses its business judgment and decides to manufacture, market, and/or sell products, directly or through third parties, notwithstanding the fact that allegations of patent infringement(s) have not been finally resolved by the courts (i.e., an “at-risk launch”); success of clinical trials and the Company’s ability to execute on new product opportunities; the scope, timing, and outcome of any ongoing legal proceedings and the impact of any such proceedings on financial condition, results of operations and/or cash flows; the ability to protect intellectual property and preserve intellectual property rights; the effect of any changes in customer and supplier relationships and customer purchasing patterns; the ability to attract and retain key personnel; changes in third-party relationships; the impacts of competition; changes in the economic and financial conditions of the Company’s business; the inherent challenges, risks, and costs in identifying, acquiring, and integrating complementary or strategic acquisitions of other companies, products or assets and in achieving anticipated synergies; uncertainties and matters beyond the control of management; inherent uncertainties involved in the estimates and judgments used in the preparation of financial statements, and the providing of estimates of financial measures, in accordance with accounting principles generally accepted in the United States of America and related standards or on an adjusted basis; and the other risks detailed in the Company’s and Mylan Inc.’s filings with the SEC. You can access the Company’s and Mylan Inc.’s respective filings, including the Company’s prospectus filed with the SEC on December 24, 2014, and Mylan Inc.’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on March 2, 2015, through the SEC’s website at www.sec.gov, and the Company strongly encourages you to do so. The Company undertakes no obligation to update any statements herein for revisions or changes after the date of this press release.

Mylan is a global pharmaceutical company committed to setting new standards in healthcare. Working together around the world to provide 7 billion people access to high quality medicine, we innovate to satisfy unmet needs; make reliability and service excellence a habit; do what’s right, not what’s easy; and impact the future through passionate global leadership. We offer a growing portfolio of around 1,400 generic pharmaceuticals and several brand medications. In addition, we offer a wide range of antiretroviral therapies, upon which approximately 40% of HIV/AIDS patients in developing countries depend. We also operate one of the largest active pharmaceutical ingredient manufacturers and currently market products in about 145 countries and territories. Our workforce of approximately 30,000 people is dedicated to creating better health for a better world, one person at a time. Learn more at mylan.com.

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